Exhibit 10.1

January 8, 2013

Dune Energy

Robert A. Schmitz

Chairman of the Board

777 Walker Street

Houston, TX 77002

Mr. Chairman:

I hereby confirm I am resigning from the Board of Dune Energy, Inc., and all committees thereof upon which I serve. I further confirm this resignation is not related to any disagreement with the Company regarding its operations, policies or practices.

Best Regards,

Stephen P. Kovacs

Cc:	James Watt
Frank Smith